Exhibit 4

LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Christopher Fuglesang, as the undersigned’s true and lawful attorney-in-fact to:

1.

complete and execute Forms 144, 3, 4 and 5 and any Schedules 13D or 13G and other forms and all amendments thereto as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant to Sections 16 and/or 13 of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and/or Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, as well as or any successor laws and regulations, as a consequence of the undersigned’s status as an officer, director, shareholder or member of any entity affiliated with Boxer Capital, LLC or any corporation or other person in which an investment fund affiliated with Boxer Capital, LLC (each, a “Company”) made an investment; and

2.

do all acts necessary in order to complete, execute and timely file such forms or amendment thereto with the Securities and Exchange Commission (the “SEC”), any securities exchange or national association, and such other person or agency as the attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that the attorney-in-fact shall do or cause to be done by virtue hereof. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is any Company assuming, any of the undersigned’s responsibilities to comply with Sections 16 and/or 13 of the 1934 Act and/or Rule 144 under the 1933 Act.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 23rd day of May, 2019.

Signature:

/s/ Ivan M. Lieberburg
Ivan M. Lieberburg